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                                                                    Exhibit 23.1
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    CONSENT OF GRANT THORNTON LLP, INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements of Irvine Sensors Corporation on Form S-8 (Nos. 2-85501, 333-722201 and 333-94071) and Form S-3 (Nos. 333-
45269, declared effective on April 16, 1998, 333-32758, declared effective on March 29, 2000 and 333-44026, declared effective on September 5, 2000) of our report dated November 30, 2000 appearing on page 28 of the Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-K.


/s/ GRANT THORNTON LLP


Irvine, California
November 30, 2000